EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into by and between SRC Vision, Inc., a corporation (the "Company"), and William J. Young (the "Executive"), as of January 1, 1997.

I.   RECITAL.

     WHEREAS, the Company desires to employ the Executive as Chairman of the Board.

     NOW, THEREFORE, the Company and the Executive desire to set forth in this Agreement the terms and conditions of the Executive's employment with the Company.

II.  EMPLOYMENT.

     The Company hereby employs the Executive and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from January 1, 1997 to and including December 31, 1998. This Agreement shall be automatically renewed for one additional year unless the Executive or the Company gives notice to the other, in writing, at least 30 days prior to the expiration of this Agreement, of its or his desire to terminate this Agreement or modify its terms. The Company agrees that the Executive will be located, and will render such services, in the Medford, Oregon area.

III. DUTIES.

     A. The Executive shall serve during the course of his employment as Chairman of the Board of the Company and shall have such other similar duties and responsibilities as the Board of Directors of the Company shall determine from time to time.

     B. The Executive agrees to devote a portion of his time, energy and ability to the business of the Company that he deems necessary.

     C. For the term of this Agreement, the Executive shall report to the Board of Directors of the Company.

IV.  BASE SALARY.

     The Company shall pay the Executive a base salary at the rate of $35,000 per year. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions.

V.   TERMINATION.

     A. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the day of receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with the Company on the basis provided in this agreement for a period of 3 months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative. "Incapacity" as used herein shall be limited only to such Disability which substantially prevents Company from availing itself of the services of the Executive.

     B. Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has: (1) committed an act of fraud upon, or an act evidencing material dishonesty toward the Company; or (2) been convicted of a felony, which conviction through lapse of time or otherwise is not subject to appeal; or (3) willfully refused to perform material required duties and responsibilities or performed them with gross negligence or willful misconduct.

     C. Obligations of the Company upon Termination Based upon Death or Disability or Cause.

          1. Death or Disability. If the Executive's employment is terminated by reason of the Executive's Death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for payment of the sum of
     (i) the Executive's annual base salary through the date of termination to the extent not theretofore paid, and (ii) reasonable employment expenses, as provided herein, through the date of termination to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination.

          2. Cause. If the Executive's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than for the timely payment of Accrued Obligations.

     D. Obligations of the Company upon Termination without Cause. If the Executive's employment is terminated by the Company other than for cause then the Company shall pay Executive the Accrued Obligations and, in addition, shall pay the Executive an amount equal to two years' base salary in equal monthly installments unless such termination follows a "change of control," in which case the Company will immediately pay the Executive such amount in cash.

     For purposes of this Agreement, a change of control shall mean: (a) any transfer or series of transfers of capital stock of the Company, other than as a result of a sale of capital stock of the Company pursuant to a public offering registered under the Securities Act of 1933, as amended, as a result of which the holders of capital stock of the Company prior to such transfer or transfers become, collectively, the legal or beneficial holders of less than fifty percent (50%) of the capital stock of the Company; (b) the consummation of any merger or consolidation of the Company with another corporation; provided, however, that no Change in Control shall be deemed to have occurred if, immediately following such merger or consolidation, legal or beneficial holders of capital stock of the Company prior to such merger or consolidation shall own or control, directly or indirectly, through one or more intermediaries, equity securities representing the power to vote or direct the voting of more than fifty percent (50%) of the voting power of all classes of equity securities entitled to vote in the election of directors of the corporation resulting from such merger or consolidation; or (c) any transfer of all or substantially all of the business and assets of the Company to another corporation; provided, however, that no Change in Control shall be deemed to have occurred if the legal or beneficial holders of capital stock of the Company prior to such transfer of control, retain directly or indirectly through one or more intermediaries, the power to vote or direct the voting of more than fifty percent (50%) of the voting power of all classes of equity securities entitled to vote in the election of directors of such corporation to which all or substantially all of the business and assets of the Company are transferred.

VI.  ARBITRATION.

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Medford, Oregon in accordance with the rules and procedures of the American Arbitration Association. In the event either party institutes arbitration under this Agreement, the costs and expenses of such arbitration (including counsel fees) shall be borne by each of the parties, or as the arbitrator(s) may determine at the request of either party.

VII. CONFIDENTIAL INFORMATION.

     The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

VIII. SUCCESSORS.

     A. This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

IX.  WAIVER.

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

X.   MODIFICATION.

     This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Board of Directors of the Company.

XI.  SAVINGS CLAUSE.

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XII. COMPLETE AGREEMENT.

     This  instrument   constitutes  and  contains  the  entire   agreement  and
understanding concerning the Executive's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

XIII. GOVERNING LAW.

     This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XIV. CONSTRUCTION.

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XV.  COMMUNICATIONS.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at ____________________________________________________, or addressed to the
Company at 2067 Commerce Road, Medford, OR 97504. Any party may change the address at which notice shall be given by written notice given in the above manner.

XVI. EXECUTION.

     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

XVII. LEGAL COUNSEL.

     The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



SRC VISION, INC.                                      WILLIAM J. YOUNG



By__________________________                          __________________________

Its_________________________